EXHIBIT 21


                               SUBSIDIARIES
                                                  STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                     OF INCORPORATION
---------------------------------                 ---------------------------
Banking subsidiaries:

  Chemical Bank and Trust Company                          Michigan
  Chemical Bank Michigan                                   Michigan
  Chemical Bank South                                      Michigan
  Chemical Bank Thumb Area                                 Michigan
  Chemical Bank West                                       Michigan
  Chemical Bank Montcalm                                   Michigan
  Chemical Bank North                                      Michigan
  Chemical Bank Bay Area                                   Michigan
  Chemical Bank Central                                    Michigan
  Chemical Bank Key State                                  Michigan


Non-banking subsidiaries:

  CFC Data Corp                                            Michigan
  CFC Financial Services, Inc. (subsidiary of
    Chemical Bank and Trust Company) - also operates
    under d/b/a Chemical Financial Insurance Agency        Michigan
  CFC Title Services, Inc. (subsidiary of Chemical
    Bank and Trust Company)                                Michigan